Exhibit 99.2

DOVER DOWNS GAMING & ENTERTAINMENT, INC.

SUPPLEMENTAL DATA

RECONCILIATION OF OPERATING EARNINGS TO ADJUSTED EBITDA

In Thousands

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2010	2009	2010	2009
Reconciliation of operating earnings to adjusted EBITDA:
Operating earnings	$1,620	$3,616	$14,748	$21,462
Impairment charge	—	—	—	2,177
Depreciation	3,110	3,020	12,059	11,939
Adjusted EBITDA	$4,730	$6,636	$26,807	$35,578

We define EBITDA as earnings before interest, taxes, depreciation and amortization and Adjusted EBITDA as EBITDA before the impairment charge.  EBITDA is a supplemental non-GAAP financial measure commonly used by management and industry analysts to evaluate our operations. We believe that EBITDA provides useful information to investors regarding our ability to service debt. EBITDA should not be construed as an alternative to operating earnings (as an indicator of our operating performance) or cash flows from operations (as a measure of liquidity) as determined in accordance with accounting principles generally accepted in the United States of America. Not all companies calculate EBITDA in the same manner, and Adjusted EBITDA as presented by Dover Downs Gaming & Entertainment, Inc. may not be comparable to similarly titled measures presented by other companies.